SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   November 24, 2004

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11550 (Commission file Number)	36-3207413 (IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, New Jersey (Address of Principal Executive Offices)	08830 (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Item 8.01. Other Events

On November 24, 2004, Pharmos Corporation’s President and COO, Dr. Gad Riesenfeld, amended his existing pre-arranged stock trading plan originally adopted in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for selling specified amounts of stock. The trading plans may be entered into only when the director or officer is not in possession of material, non-public information and may be used to gradually diversify investment portfolios over a period of time.

When he first adopted his trading plan in April 2004, Dr. Riesenfeld arranged to sell, on a monthly basis, up to an aggregate of 154,583 shares. By this amendment, Dr. Riesenfeld has added to his trading plan 79,333 additional shares, all issuable upon the exercise of stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of November, 2004.

PHARMOS CORPORATION

By:	/s/ James A. Meer ———————————————— Name: James A. Meer Title: Vice President and Chief Financial Officer